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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                             CHARTERED ACCOUNTANTS

We consent to the use of our report dated May 3, 1999 [except for note 16 which is as of June 10, 1999] included in this Annual Report (Form 10-K) of Genetronics Biomedical Ltd. with respect to the Company's consolidated financial statements for the year ended March 31, 1999.

/s/ ERNST & YOUNG

Vancouver Canada,
June 25, 1999.                                            Chartered Accountants